                                                                Exhibit 3.4

                                State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "EBIX.COM, INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF NOVEMBER, A.D. 1999, AT 5 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                          [SEAL]       /s/ Edward J. Freel
                                       ---------------------------------------
                                       Edward J. Freel, Secretary of State

2015436 8100                           AUTHENTICATION:          0067324

991465733                                        DATE:          11-05-99
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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 05:00 PM 11/02/1999
                                                           991465733-2015436

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                 A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT
                                       OF
                                 EBIX.COM, INC.

                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON OCTOBER 22, 1999

EBIX.COM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      1. The name of the corporation is EBIX.COM, INC.

      2. That a Certificate of Amendment to the Certificate of Incorporation was filed by the Secretary of State of Delaware on October 22, 1999, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

      3. The inaccuracy or defect of said Certificate to be corrected is as follows: The name of the corporation should be in lower case letters with the exception of the corporate ending, which is initial capitalization.

      4. The FIRST Article of the Certificate is corrected to read as follows:

                 The name of the corporation is ebix.com, Inc.

      IN WITNESS WHEREOF, said ebix.com, Inc. has caused this Certificate to be signed by Norma Sutton, its Assistant Secretary this 4th day of November, 1999.


                                           ebix.com, Inc.


                                           By /s/ Norma Sutton
                                              ----------------------------
                                              Assistant Secretary